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                                                               Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL
To Accompany Certificates Formerly Representing Shares of Common Stock of Dixon Ticonderoga Company
Depositary: REGISTRAR AND TRANSFER COMPANY
By Facsimile Transmission: (908) 497-2311
Confirm by Telephone: (800) 525-7686, ext. 2652

By Mail:          By Hand and Overnight Delivery:
Registrar and Transfer Company              Registrar and Transfer Company
P.O. Box 645               10 Commerce Drive
Cranford, New Jersey 07016          Cranford, New Jersey 07016


DESCRIPTION OF CERTIFICATES SURRENDERED
      Certificate(s) Enclosed (Attach List if necessary)
                        Total Number of
     (See Instructions)        Certificate   Shares Represented
     Name and Address of Registered Holder   Number(s)         by Certificate(s)





         TOTAL SHARES

I have lost my certificate(s) for _____________ shares of Dixon Ticonderoga Company Common Stock and have completed the Affidavit for Lost Stock Certificate(s) on the reverse side and submitted the required check. (See Instruction 4.)

SIGNATURES MUST BE PROVIDED BELOW -- PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
A properly executed Letter of Transmittal, along with the stock certificates covered thereby or a guarantee of delivery of such certificates, must be received by the Depositary by 5:00 p.m., New York City time, on February 7, 2005 (the "Expiration Date"), unless the Offer is extended.

Ladies and Gentlemen:

The undersigned hereby tenders to Pencil Acquisition Corp., a Delaware corporation (the "Merger Sub"), a wholly owned subsidiary of F.I.L.A. -
Fabbbrica Italiana Lapis ed Affini, S.p.A., the above-described shares of common stock, par value $1.00 per share (the "Shares"), of Dixon Ticonderoga Company, a Delaware corporation (the "Company"), pursuant to Merger Sub's offer to purchase all outstanding Shares, at a purchase price of $7.00 per Share, net to the seller in cash (the "Offer Price"), without interest thereon, or such higher price per share as may be paid pursuant to the Offer (as defined below), upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 7, 2005, receipt of which is hereby acknowledged, and in this
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Letter of Transmittal (which together with any amendments or supplements thereto or hereto, collectively constitute the "Offer").

I (we) (i) hereby represent and warrant that I (we) have full authority to deliver, tender, transfer and assign the above certificate(s) as provided herein and agree to furnish or execute any additional documents requested, and to comply with any additional requirements imposed, by the Depositary or Merger Sub to complete such delivery, tender, transfer and exchange; and (ii) understand and agree that the Instructions on the reverse side of this Transmittal Letter are part of the terms and conditions for tender of the enclosed certificate(s) and are incorporated herein by reference.

By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints Greg Byrne and Massimo Candela, and each of them, and any other designees of Merger Sub, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote at any annual or special meeting of the Company's stockholders or any adjournment or postponement thereof or otherwise in such manner as each attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, all of the Shares (and any and all Distributions) tendered hereby and accepted for payment by Merger Sub. This appointment will be effective if and when, and only to the extent that, Merger Sub accepts such Shares for payment pursuant to the Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for payment of such Shares in accordance with the terms of the Offer.

This Letter of Transmittal must be signed by registered holder(s) exactly as name appears on the certificate(s), or by the authorized agent of such registered holder(s). The signature must be accompanied by a signature guarantee if Special Payment Instructions are provided below.

SPECIAL Payment INSTRUCTIONS
(You must also comply with Instruction 3)
Fill in ONLY if check(s) are payable to and mailed to a person other than the Registered Holder(s) of the enclosed Certificate(s).
Issue the check(s) in the name of:
Name:
(Please Print First, Middle & Last Name)
Address:

(including Zip Code)

(Taxpayer Identification or Social Security Number)

SPECIAL mailing INSTRUCTIONS
(You must also comply with Instruction 3)
Fill in ONLY if check(s) are to be mailed to someone other than the Registered Holder of the enclosed Certificate(s) or to the Registered Holder at an address other than that shown above.
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Mail check(s) to:
Name:
(Please Print First, Middle & Last Name)
Address:

(including Zip Code)



IMPORTANT -- PLEASE SIGN AND DATE BELOW AND COMPLETE SUBSTITUTE FORM W-9 ON REVERSE
(See Instruction 2 on the reverse hereof)

Dated:

Signature(s) of Shareholder (or Agent or Representative if proper documentation is submitted)
         Telephone Number:

         Signature(s)      (Authorized
         Guaranteed        Signature)


MEDALLION SIGNATURE GUARANTEE
Required only if Special Payment Instructions or Special Mailing Instructions are provided above. (See Instruction 3)


The signature(s) should be guaranteed by an eligible financial institution or a member of a registered national securities exchange or the NASD pursuant to Securities and Exchange Commission Rule 17Ad-15.

                              PAYER'S NAME: PENCIL ACQUISITION CORP.

SUBSTITUTE
Form W-9

(See Instruction 6)
Please fill in your name and address below.

------------------------------------------
Name

------------------------------------------
Address (number and street)

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City, State and Zip Code
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Department of the Treasury
Internal Revenue Service

Payer's Request for Taxpayer
Identification Number

Part 1 -- PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.

------------------------------------------
Social Security Number(s)
OR

------------------------------------------
Employer Identification Number(s)

Part 2 -- Certification -- Under Penalties of Perjury, I certify that:

(1) The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding.

(3) I am a U.S. person (including a U.S. resident alien).

Part 3 --

Awaiting TIN      M

Part 4 -- For Payee Exempt from Backup Withholding
Exempt   M

Certificate Instructions -- You must cross out Item (2) in Part 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out Item (2). If you are exempt from backup withholding, check the box in Part 4 above.

SIGNATURE ______________________________________________
DATE ________________, 20___

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY
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PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW INSTRUCTION 6 BELOW
FOR ADDITIONAL INFORMATION.
YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to you within 60 days, you are required to withhold the applicable withholding rate of all reportable payments thereafter made to me until I provide a number.

SIGNATURE ______________________________________________
DATE ________________, 20___


INSTRUCTIONS FOR TENDERING CERTIFICATES
Forming Part of the Terms and Conditions of this Letter of Transmittal
1. General. The Letter of Transmittal, properly filled in and signed by or on behalf of the registered holder(s) of Dixon Ticonderoga Company Common Stock (or properly constituted assignees) and accompanied by certificate(s) for shares of Dixon Ticonderoga Company Common Stock, when tendered to the Depositary, Registrar and Transfer Company, at the addresses set forth on the reverse side, will entitle you to receive the Offer Price, subject to the terms and conditions of the Offer. For your convenience, a return envelope addressed to the Depositary is enclosed.

The method of delivery of the certificate(s) is at the option and risk of the stockholder, but if the certificate(s) or documents are sent by mail, it is suggested that insured or registered mail be used for the stockholder's protection, and you should insure your certificate(s) for 1.5% of their value at $7.00 per share. Please note that the certificate(s) or documents must be in good order and received by the Depositary prior to the Expiration Date in order to be accepted. Insert in the box at the top of the letter of transmittal the certificate number(s) of the common stock certificate(s) which you are tendering herewith and the number of shares represented by each certificate. If the space provided is insufficient, attach a separate sheet listing this information.

2. Authority of Signatory. If the Letter of Transmittal is executed by an agent, attorney, executor, administrator, trustee, guardian or other fiduciary, or by a person acting in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, the full title of such person must be given and proper documentary evidence of his appointment and authority to act in such capacity (including, where necessary, bylaws, corporate resolutions and court orders) must be forwarded with the tendered stock certificate(s) and this letter of transmittal.

3. Special Payment Instructions/Special Mailing Instructions. If the Offer Price for shares of Dixon Ticonderoga Company Common Stock is to be paid to a person other than registered holder(s) of the tendered certificate(s) or mailed to an address other than the address of record, the tendered certificate(s) must be endorsed to such person or
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accompanied by appropriately endorsed stock powers. Signatures on this form and on the endorsement of stock power must be guaranteed by an eligible financial institution or broker who is a member/participant in a medallion program approved by Pencil Acquisition Corp.

4. Lost Certificate(s). If you cannot locate your certificate(s), please complete the Affidavit for Lost Certificates below along with the rest of this Letter of Transmittal and return it to the Depositary at the address listed on the front. If the Bond premium exceeds $1,500.00 please contact the Information Agent at (800) 368-5948 immediately, (bond premium calculation: Offer Price x number of shares of Dixon Ticonderoga Company common stock you have lost x 1.5% = bond premium -- example 1,000 shares of Dixon Ticonderoga Company x $7.00 = $7,000.00 x 1.5% = $105.00 bond premium). (Minimum $20.00)

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)
The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless Pencil Acquisition Corp., Seaboard Surety Company, and Registrar and Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to the Seaboard Surety Company, to cover the lost stock certificate bond premium of 1.5% of the value of the stock at $7.00 per share (Minimum $20.00) is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Sign Here:

Co-Owner, if any:  Date: _______________, 20____


5. Validity of Tender; Irregularities. All questions as to validity, form and eligibility of any tender of certificate(s) will be determined by Merger Sub (which may delegate the power to so determine in whole or in part to the Depositary), and such determination shall be final and binding absent manifest error. Merger Sub reserves the right to waive any irregularities or defects in the tender of any certificate(s) and its interpretation of the terms and conditions of this letter of transmittal or any other documents delivered therewith with respect to such irregularities or defects shall be in its sole discretion. A
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tender will not be deemed to have been validly made until all irregularities and defects have been cured.

6. Substitute Form W-9. Each tendering shareholder is required to provide the Depositary with such holder's correct taxpayer identification number ("TIN") on the above Substitute Form W-9 and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form, may subject the tendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such tendering shareholder with respect to the shares. If such holder is an individual, the TIN is his or her social security number. A holder must cross out item (2) in part 2 of Substitute Form W-9 if such holder is subject to backup withholding. The box in part 3 of the form should be checked if the tendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in part 3 is checked, the tendering holder must also complete the certificate of awaiting taxpayer identification number in order to avoid backup withholding. If you checked the box in part 3 and do not provide the Depositary with a properly certified TIN within 60 days, the Depositary will withhold taxes at the applicable withholding rate on reportable payments made thereafter until a properly certified TIN is received by the Depositary. During the 60-day period, the Depositary will withhold the applicable withholding rate on any reportable dividend payments made prior to the time a properly certified TIN is provided to the Depositary. However, such amounts will be refunded to such tendering holder if a TIN is provided to the Depositary within 60 days.

Certain holders, (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in part 4 of substitute form W-9 above. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Forms of such statements may be obtained from the Depositary. If backup withholding applies, the Depositary is required to withhold tax at the applicable rate of any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

7. Inquiries. All inquiries with respect to the tender of certificates of common stock should be made directly to the Depositary, Registrar and Transfer Company, at 1-800-368-5948, or via email to info@rtco.com.